Exhibit 99.1

December 29, 2014

Jim Scholhamer
8250 Regency Drive
Pleasanton, CA 94588

Dear Jim,

Ultra Clean Holdings, Inc. (the “Company” or “UCT”) is pleased to offer you the regular, full time position of Chief Executive Officer, reporting to the Company’s Board of Directors. You will also be appointed to the Company’s Board of Directors, effective as of your first day of employment with UCT, with an initial term expiring on the date of UCT’s 2015 annual meeting of stockholders, or until your earlier death, resignation or removal in accordance with UCT’s Bylaws.

Your start date will be determined upon your acceptance of this offer, but UCT would expect it to be on or about January 19, 2015.  This position will be at our corporate offices currently located in Hayward, California.  If you accept our offer of employment, your compensation during your employment and terms of employment will be as follows:

Base Salary.  You will initially be paid at the annual base rate of $410,000, payable bi-weekly in accordance with our regular payroll practices and in accordance with all applicable state and federal laws.

Management Bonus.  You will be eligible for the management bonus plan which includes an initial target payout of 100% of your base salary on an annualized basis. The payout will be based upon performance factors determined by the Board of Directors.  In your first year of employment this bonus will be pro-rated based on your start date.

Restricted Stock Units.  You will be eligible for an initial award of 200,000 restricted stock units of Ultra Clean Holdings, Inc., with 1/4 of the award vesting upon each anniversary of the date of the grant, subject to the terms and conditions of our Amended and Restated Stock Incentive Plan.

Severance Benefits.  In the event your employment is terminated by the Company without Cause or by you for Good Reason, then, subject to your compliance with the terms and conditions of the Company’s Severance Benefits for Executive Officers policy, as amended through the date hereof (the “Severance Policy”), you will be entitled to the severance benefits set forth in the Severance Policy.

Change in Control Severance Agreement.  You and the Company will enter into a Change in Control and Severance Agreement in the form enclosed herewith.

UCT
26462 Corporate Avenue, Hayward, CA 94545
Tel: (510) 576-4400  Fax: (510) 576-4401; www.uct.com

Cause and Good Reason.  For purposes of the Severance Policy and the Change in Control and Severance Agreement described above, the following definitions of Cause and Good Reason shall apply.

“Cause” means: (A) you are convicted of, or plead guilty or no contest to, (i) a felony or (ii) a misdemeanor involving moral turpitude; (B) you engage in any act of fraud or material dishonesty in connection with your employment; (C) you materially breach any agreement with the Company; (D) you commit any material violation of a written Company policy that has been provided to you; or (E) you willfully fail, refuse or neglect to perform the services reasonably required of your position at the Company; provided that notwithstanding the foregoing, with respect to clauses (C), (D) and (E) above, unless the condition is incapable of remedy by its nature or otherwise, your termination will not be for Cause unless the Company (x) notifies you in writing of the existence of the condition which the Company believes constitutes Cause within 60 days of the Company becoming aware of the existence of such condition (which notice specifically identifies such condition), (y) gives you at least 10 days following the date on which you receive such notice (and prior to termination) in which to remedy the condition, and (z) if you do not remedy such condition within such period, actually terminates your employment within 15 days after the expiration of such remedy period (and before you remedy such condition).

“Good Reason” means:  (i) a reduction of your then-existing annual base salary (other than in connection with an action affecting a majority of the executive officers of the Company not to exceed 25%);  (ii) relocation of the principal place of your employment to a location that is more than 50 miles from the principal place of your employment immediately prior to the date of such change;  or (iii) a material reduction in the your authority, duties or responsibilities; provided that notwithstanding the foregoing, your termination will not be for Good Reason unless you (x) notify the Company in writing of the existence of the condition which you believe constitutes Good Reason within 60 days of the initial existence of such condition (which notice specifically identifies such condition), (y) gives the Company at least 10 days following the date on which the Company receives such notice (and prior to termination) in which to remedy the condition, and (z) if the Company does not remedy such condition within such period, actually terminate employment within 15 days after the expiration of such remedy period (and before the Company remedies such condition).

Other Benefits.  As a regular employee working at least thirty hours per week, you will be eligible to participate in our group medical, dental, and vision plans starting the first of the month following your date of hire.  You are also eligible for coverage under our life, short and long term disability plans, also starting the first of the month following your date of hire.  You will be eligible to elect participation in our 401(k) Plan the first of the month following completion of ninety days of continuous employment. Additionally, you will be eligible to participate in our Employee Stock Purchase and Flexible Spending Account plans as per the terms and conditions of each of these plans.

UCT
26462 Corporate Avenue, Hayward, CA 94545
Tel: (510) 576-4400 Fax: (510) 576-4401; www.uct.com

Your compensation as CEO will be reviewed annually and on an interim basis from time to time by the Compensation Committee of the Company’s Board of Directors, and any changes to your compensation will be recommended to the Board of Directors by this committee.

Employment at UCT is “at will” meaning either you or the Company may terminate the employment relationship at any time, with or without cause, and with or without notice.  Ultra Clean will employ you on an “at will” basis and apply to you the same policies and procedures applicable to all its employees.

Except for the Chief Executive Officer, no manager, supervisor, or other representative of UCT has the authority to agree on behalf of the Company to employ any employee for any specified period of time, or to employ any employee on other than an “at will” basis.  Any agreement to employ any employee for a specified period of time or on other than an “at will” basis is effective only if the agreement is signed by the Chief Executive Officer.

Enclosed is a copy of our Non-Disclosure and Confidentiality Agreement for your review and signature. Employees of the Company work with and/or develop information for the Company’s benefit that is considered confidential in nature.  As a result, the Company requires employees to agree not to use or disclose any such confidential information for the benefit of anyone or any entity other than the Company.  By signing this agreement, you agree to keep confidential any and all information about the Company.

Although we do not anticipate that any disputes will arise concerning your employment, the Company wishes to resolve any dispute that might arise in a fair and efficient manner.  With this in mind, the Company requires employees to resolve any disputes that may arise with the Company through binding arbitration.  Disputes subject to resolution through arbitration include, but are not limited to, those concerning employment with the Company, the termination of one’s employment with the Company, compensation or benefits, and the violation of any applicable laws.  Arbitration shall be conducted pursuant to the rules of Judicial Arbitration and Mediation Services (JAMS) and the arbitrator shall be selected from a list of neutral arbitrators provided by JAMS in accordance with its rules.

Arbitration shall be the exclusive means through which you or the Company may seek relief in connection with a dispute, except that either party may seek interim equitable relief from a court in connection with a dispute concerning unfair competition or the misappropriation of trade secrets.

This offer of employment is contingent upon your ability to present proof of your eligibility to work in the United States within three working days of your first day of work. This offer of employment is also contingent upon your successful completion of a pre-employment background screening and pre-employment drug test.

UCT
26462 Corporate Avenue, Hayward, CA 94545
Tel: (510) 576-4400 Fax: (510) 576-4401; www.uct.com

Please sign and date this offer of employment and return a copy to me no later than January 2, 2015 together with the signed original of the Change in Control Agreement and the Confidentiality and Non-Disclosure Agreement.

Please feel free to contact me at (650) 400-7869 or via email at dibnale@gmail.com with any questions you may have.  We are extremely excited about having you join the UCT team, and each and every one of us is looking forward to working with you.

Sincerely,

David ibnAle,
Member of the Board of Directors and duly authorized signatory

Offer Acceptance:

/s/ James P. Scholhamer	January 3, 2015
James P. Scholhamer	Date

UCT
26462 Corporate Avenue, Hayward, CA 94545
Tel: (510) 576-4400  Fax: (510) 576-4401; www.uct.com